UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 28, 2014

Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK 12 Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

(512) 836-6464
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 28, 2014, Active Power, Inc. (the “Company”) issued a press release reporting its results of operations for its fiscal quarter ended September 30, 2014.  A copy of the press release is furnished as Exhibit 99.1 and incorporated into this Item 2.02 by reference.

Item 5.08.	Shareholder Director Nominations.

The information set forth under Item 8.01 of this Form 8-K is incorporated by reference in this Item 5.08.

Item 8.01.	Other Events.

On October 23, 2014, the Board of Directors of the Company approved Friday, April 24, 2015, as the date of the 2015 annual meeting of the Company’s stockholders (“2015 Annual Meeting”).  The Company has established March 2, 2015, as the record date for determining stockholders entitled to notice and to vote at the 2015 Annual Meeting.  Any qualified stockholder proposals (including proposals made pursuant to SEC Rule 14a-8 and any notice on Schedule 14N) to be presented at the 2015 Annual Meeting and in the Company’s proxy statement and form of proxy relating to that meeting must be received by the Company at its principal executive offices located at 2128 West Braker Lane, BK 12, Austin, TX 78758, addressed to the Corporate Secretary of the Company.  In accordance with Regulation 14A and the Company’s Amended and Restated Bylaws (the “Bylaws”), such proposals must be received by the Company not before January 24, 2015, and not later than the close of business on February 23, 2015.  All proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in the Bylaws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1†	Press Release of Active Power, Inc. dated October 28, 2014.

†            Furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: October 28, 2014	By:	/s/ James A. Powers
James A. Powers
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1†	Press Release of Active Power, Inc. dated October 28, 2014.

†	Furnished with this report.